UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       December 26, 2006

ASCENDIA BRANDS, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	033-25900 (Commission File Number)	75-2228820 (IRS Employer Identification No.)

100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08648

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code:       609-219-0930

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On December 30, 2006 Ascendia Brands, Inc. (the “Registrant”) entered into an agreement (the “Note Amendment Agreement”) with Prencen Lending LLC (“Prencen Lending”) and Prencen LLC (“Prencen”), amending certain terms and conditions of the senior secured convertible notes (the “Notes”) in the principal amount of $91 million sold by the Registrant to Prencen Lending on August 2, 2006 pursuant to a Second Amended and Restated Securities Purchase Agreement (the “Securities Purchase Agreement”) dated June 30, 2006.

As amended, the Notes (the “Amended Notes”) have a term of 10 years from the date of the Note Amendment Agreement (subject to certain put and call rights described below) and will bear interest at the rate of 9 percent per annum, subject to increase to up to 13% upon the nonoccurrence of certain specified events, provided that, for the period ending March 31 2007, the Registrant has the option to accrue and capitalize interest. If the Registrant consummates the acquisition, as defined in the Amended Notes (the “Acquisition”), it may elect to continue to defer and capitalize interest on the then-outstanding balance of the Amended Notes.

Any portion of the balance due under the Amended Notes is convertible at any time, at the option of the holders(s), into the Registrant’s Common Stock (the “Conversion Shares”) at a price of $0.42 per share (subject to certain anti-dilution adjustments), provided that the holders may not convert any amounts due under the Amended Notes if and to the extent that, following such a conversion, the holder and any affiliate would collectively beneficially own more than 9.99 percent of the aggregate number of shares of the Registrant’s Common Stock outstanding following such conversion. The Registrant may require the exchange of up to $40 million in principal amount of the Amended Notes for shares of a newly created series of preferred stock on terms acceptable to the Registrant and Prencen Lending, at a premium of 15 percent, if necessary to maintain the Registrant’s stockholders’ equity at the level required pursuant to the continued listing standards of the American Stock Exchange, on which the Registrant’s Common Stock is listed.

At any time after the eighth anniversary of the Note Amendment Agreement, the Registrant or any holder may redeem all or any portion of the balance outstanding under the Amended Notes at a premium of 7 percent. The Amended Notes are redeemable by the holder(s) at any time upon the occurrence of an event of default or a change in control of the Registrant (as defined in the Amended Notes), at premiums of 25 and 20 percent, respectively. In addition, upon the consummation of an Acquisition, the Registrant may redeem up to $10 million in principal amount of the Amended Notes at a premium of 15 percent, and $10 million in principal amount of the Amended Notes at a premium to be mutually agreed between the parties.

The Amended Notes rank as senior secured indebtedness of the Registrant, are secured by liens on all of the Registrant’s and its subsidiaries’ assets and are guaranteed by all of the Registrant’s subsidiaries, subject to a first priority lien on the Registrant’s U.S. inventory and accounts receivable to secure an existing revolving credit facility of $13 million.

In connection with the amendment to the Note, Prencen Lending agreed to waive certain defaults arising under the Notes relating to the payment of accrued interest due December 31, 2006, waive compliance with certain financial covenants through the end of the Registrant’s current fiscal year, and to defer until June 30, 2007 the requirement to file a registration statement with respect to shares of the Registrant’s Common Stock issuable upon conversion of the Amended Note. In addition, the parties agreed to defer until February 28, 2007 the date for determining the number of shares of the Registrant’s Common Stock that may be issued upon the exercise of the Series B Warrants held by Prencen Lending, and the exercise price of such Series B Warrants.

The above description does not purport to be a complete statement of the parties’ rights and obligations under the Note Amendment Agreement and the Amended Notes, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively.

In addition, on December 27, 2006, the Registrant entered into a Second Amended and Restated Registration Rights Agreement in favor of Prencen and Prencen Lending (which was subsequently further amended by the Common Exchange Agreement referred to in Item 2.03 hereto and further amended by the Note Amendment referred to above) (the “Registration Rights Agreement”) to provide registration rights with respect to the Conversion Shares, the Preferred Stock referred to in Item 2.03 and the Common Stock into which the Preferred Stock may be converted. Under the Registration Rights Agreement, the Registrant is required to file a registration statement with respect to the registrable securities by June 30, 2007 and to use its best efforts to have such registration statement declared effective not later than 60 days thereafter (or 90 days after the filing deadline if the registration statement is subject to a review by the Commission).

The above description does not purport to be a complete statement of the parties’ rights and obligations under the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.3.

Except for their status as the contractual documents between the parties with respect to the transactions described therein, none of the above-referenced agreements is intended to provide factual information about the parties and the representations and warranties contained in such documents are made only for purposes of the respective agreements and as of specific dates, are intended solely for the benefit of the parties to the respective agreements, and may be subject to limitations agreed by the parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the respective agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, they should not be relied on by investors as statements of factual information.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 3.02  Unregistered Sales of Equity Securities

On December 27, 2006, the Registrant entered into an Amendment and Exchange Agreement (as amended by Amendment No. 1 on December 29, 2006) (the “Common Exchange Agreement”) with Prencen Lending and Prencen pursuant to which Prencen (i) exchanged 2,000,000 shares of the Registrant’s Common Stock for 300 shares of the Registrant’s new Series B Preferred Stock and (ii) exchanged 200,000 shares of the Registrant’s Common Stock for 30 shares of the Registrant’s new Series B-1 Preferred Stock (collectively, the “Preferred Stock”). The exchanges were made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act. The consideration received by the Registrant in connection with the issuance of the Preferred Stock consisted of the waiver of certain registration delay payments required to be made by Registrant under the prior registration rights agreement among the Registrant, Prencen and Prencen Lending. Each share of Preferred Stock entitles the holder thereof to 6,666.66 votes per share on all matters to be voted on by the shareholders of the Registrant subject to the limitations resulting from the 9.99% blocker described below. Each share of Preferred Stock is convertible only in connection with a Fundamental Transaction (as defined in the Certificate of Designations for each of the Series B Preferred Stock and Series B-1 Preferred Stock (the “Certificates of Designations”)) into 6,666.66 shares of the Registrant’s Common Stock, subject to standard anti-dilution provisions, provided, however that the holders of the Preferred Stock may not convert any Preferred Stock if and to the extent that, following such a conversion, such holder and any of its affiliates would collectively beneficially own more than 9.99 percent of the aggregate number of shares of the Registrant’s Common Stock outstanding following such conversion.

The above description does not purport to be a complete statement of the parties’ rights and obligations under the Amendment and Exchange Agreement and Amendment No. 1 thereto, copies of which are attached hereto as Exhibits 4.4 and 4.5, respectively ton this Current Report on Form 8-K.

Item 5.03   Amendments to Articles of Incorporation or By Laws; Change in Fiscal Year

On December 26, 2006, the Registrant filed a Certificate of Designations to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, setting forth the terms of its Series B Convertible Preferred Stock. A copy of the Certificate of Designations relating to the Series B Convertible Preferred Stock is attached as Exhibit 3.1 to this Current Report on Form 8-K.

On December 29, 2006, the Registrant filed a Certificate of Designations to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, setting forth the terms of its Series B-1 Convertible Preferred Stock. A copy of the Certificate of Designations relating to the Series B-1 Convertible Preferred Stock is attached as Exhibit 3.2 to this Current Report on Form 8-K.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 7.01	Regulation FD Disclosure

On January 2, 2007 the Registrant issued a press release announcing that it had entered into an agreement with Prencen and Prencen Lending to restructure its $91 million convertible term loan. A copy of the Registrant’s press release is furnished and attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 attached hereto is being furnished and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and is not otherwise subject to the liabilities of that section. Accordingly, the information in Exhibit 99.1 attached hereto will not be incorporated by reference into any filing made Registrant under the Securities Act of 1933 or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Number	Description of Exhibit
3.1	Certificate of Designations for Series B Preferred Stock
3.2	Certificate of Designations for Series B-1 Preferred Stock
4.1	Note Amendment Agreement
4.2	Amended Note
4.3	Second Amended Registration Rights Agreement
4.4	Amendment and Exchange Agreement
4.5	Amendment No 1 to Amendment and Exchange Agreement
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2007	ASCENDIA BRANDS, INC.
By:	/s/ John D. Wille
John D. Wille
Chief Financial Officer